SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15 (d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): August 2, 1999


                         OCG TECHNOLOGY, INC.
        -----------------------------------------------------
        (Exact name of Registrant as specified in its Charter)


         DELAWARE                        0-5186              13-2643655
-------------------------------        -----------    ----------------------
(State or other jurisdiction of        (Commission      (I.R.S. Employer
 incorporation or organization)        File Number)   Identification Number)



            450 West 31st Street, New York, New York 10001
             ---------------------------------------------
               (Address of principal executive offices)


   Registrant's telephone number, including area code: 212-967-3079



        ---------------------------------------------------
        (Former name, former address and former fiscal year,
                    if changed since last report)



Item 2.  Acquisition or Disposition of Assets.

On August 2, 1999, pursuant to the terms of an Asset Purchase Agreement (the "Agreement"), Mooney-Edwards Enterprises, Inc.("MIS"), a wholly owned subsidiary of Registrant, sold substantially all of the assets, as of July 28, 1999, to Medical Manager Southeast, Inc.("MM") and MM assumed substantially all of the liabilities related to operations as of July 28, 1999 for a purchase price equal to Three Hundred Fifty Thousand Dollars and 00/100 ($350,000) plus an amount equal to the value of the net assets as of July 28, 1999. The terms of the purchase are more fully described in the Agreement, a copy of which is attached as an Exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:

     (a) Financial statements of business acquired.

      It is impracticable to provide the required financial statements of the acquired business at the time of filing of this report. The required financial statements will be filed within 60 days.

     (b) Pro Forma Financial Information.

      It is impracticable to provide the required pro forma financial information at the time of filing of this report. The required pro forma financial information will be filed within 60 days.

     (c) Exhibits.

      The Exhibits listed in the accompanying Exhibit Index are incorporated herein by this reference.







                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OCG TECHNOLOGY, INC.

                                            /s/ Edward C. Levine
                                            --------------------
                                        by: Edward C. Levine,
                                            President

Dated: August 13, 1999




                            EXHIBIT INDEX


EXHIBIT No.               Description                            Page No.

     2           Asset Purchase Agreement,dated as of
                 July 28, 1999, between Medical
                 Manager Southeast, Inc.; Mooney-Edwards
                 Enterprises, Inc.; and the Registrant